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                                                                   EXHIBIT 12(a)

                  AON CORPORATION AND CONSOLIDATED SUBSIDIARIES
                    COMBINED WITH UNCONSOLIDATED SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                                            YEARS ENDED DECEMBER 31,
                                                                  ---------------------------------------------
(millions except ratios)                                            2002     2001     2000      1999     1998
                                                                  -------   ------   -------   ------   -------

Income before provision for income taxes
       and minority interest                                      $   793   $  309   $   854   $  635   $   931

ADD BACK FIXED CHARGES:

       Interest on indebtedness                                       124      127       140      105        87

       Interest credited on investment-type insurance contracts        29       56        71       77        72

       Interest on ESOP                                                 -        -         -        1         2

       Portion of rents representative of interest factor              59       57        54       49        51

                                                                  -------   ------   -------   ------   -------
         INCOME AS ADJUSTED                                       $ 1,005   $  549   $ 1,119   $  867   $ 1,143
                                                                  =======   ======   =======   ======   =======


FIXED CHARGES:

       Interest on indebtedness                                   $   124   $  127   $   140   $  105   $    87

       Interest credited on investment-type insurance contracts        29       56        71       77        72

       Interest on ESOP                                                 -        -         -        1         2

       Portion of rents representative of interest factor              59       57        54       49        51

                                                                  -------   ------   -------   ------   -------
         TOTAL FIXED CHARGES                                      $   212   $  240   $   265   $  232   $   212
                                                                  =======   ======   =======   ======   =======

RATIO OF EARNINGS TO FIXED CHARGES                                    4.7      2.3       4.2      3.7       5.4
                                                                  =======   ======   =======   ======   =======